Exhibit 99.2

For Immediate Release:

December 18, 2017

Premier Exhibitions Withdraws Sale Procedures,

Cancelling Planned Auction of Company Assets

Company in Active Discussion with Stakeholders

To Determine Path Forward

ATLANTA, December 18, 2017 – Premier Exhibitions, Inc. (OTCQB:PRXIQ) the company that serves as salvor-in-possession and sole legal steward of the RMS Titanic wreck site, today announced that it has withdrawn the proposed sales procedures it filed with the bankruptcy court to pursue an auction of the company’s assets. The auction, which had been tentatively scheduled for February 6, 2018 has been cancelled pending discussions with relevant stakeholders on the best path forward.

The decision to withdraw the sale procedure motion follows a motion filed by the National Maritime Museum of Greenwich to change oversight of the sales process from the Bankruptcy Court for the Middle District of Florida to the Eastern District of Virginia and an objection to the sale motion filed by an Ad Hoc Equity Group comprised of funds managed by affiliates of Alta

Fundamental Advisers LLC and Apollo Global Management, LLC . Uncertainty surrounding the timeline for resolution of the issues raised by those parties led Premier to withdraw the sale procedure motion to allow the Company an opportunity to develop a path forward in discussions with stakeholders including the company’s equity and debt holders. The timeline for the sale contemplated by the company's motion and recently-filed liquidation plan will likely be revised based upon those discussions, and discussions concerning any alternative reorganization proposals presented.

This latest development comes as Premier was engaged in active conversations with a variety of parties regarding the sale of the most valuable, unique collection of Titanic assets ever offered for sale. Any parties interested in potentially acquiring these assets are still encouraged to contact Premier and its representatives to express interest and learn more.

Subject to court approval, a successful bidder will also have the opportunity to succeed to the Company’s status as the “salvor-in-possession,” permitting the new owner exclusive salvage rights to the wreck site. The collection includes approximately 5,500 individual pieces that have been recovered from the wreck site over the course of seven deep sea expeditions; ownership of video footage, imagery, and other intellectual and personal property.

The Titanic collection consists of the only artifacts ever recovered from the wreck site of Titanic, which tragically sank on April 15, 1912. The artifacts, which have been painstakingly conserved and researched, have been used to educate millions of people around the world about the story of Titanic and her passengers.

The decision to withdraw sale procedures was filed with the United States Bankruptcy Court for the Middle District of Florida (Jacksonville Division).

For more information, please visit titanicartifacts.com.

About Premier Exhibitions, Inc.:

Premier Exhibitions, Inc. (OTCQB:PRXIQ), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues. Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate. In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," “outlook,” "estimate" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc. most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Dave Vermillion

Kekst

212.521.4894

david.vermillion@kekst.com